UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [X]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a–12

WHITESTONE REIT
(Name of registrant as specified in its charter)

EREZ REIT OPPORTUNITIES LP
EREZ ASSET MANAGEMENT, LLC
BRUCE SCHANZER
CATHERINE CLARK
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ] Fee paid previously with preliminary materials.
[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Erez REIT Opportunities LP, together with the other participants named herein (collectively, “Erez”), on Friday, April 4, 2024, filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying proxy card to be used to solicit votes for the election of its slate of trustee nominees at the upcoming 2024 annual meeting of shareholders of Whitestone REIT, a Maryland real estate investment trust.

On May 6, 2024, Erez and its affiliates issued the following press release:
EREZ ASSET MANAGEMENT RESPONDS TO FALSE ACCUSATIONS IN WHITESTONE REIT’S PRESS RELEASE

Reiterates the Need for Change at Whitestone, the Shopping Center REIT that Trades at the Biggest Discount to NAV of its Cited Peers

Notes the Irony of a Board Filled with Undisclosed Former Service Providers to Mr. Mastrandrea Claiming that One Call with Mr. Mastrandrea Constitutes “Collusion”

Encourages Whitestone Shareholders to Vote “FOR” Catherine Clark and Bruce Schanzer and to “WITHHOLD” from David Taylor and Nandita Berry Using the BLUE Proxy Card

NEW ROCHELLE, N.Y. – May 6, 2024 – Erez Asset Management, LLC (“Erez”), a shareholder of Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) which has nominated two candidates for election at Whitestone’s upcoming 2024 Annual Meeting of Shareholders, today reiterated the need for change at Whitestone and responded to Whitestone’s press release falsely accusing Erez of pursuing an offer to acquire the Company.

In its press release earlier today, Whitestone claims to have “discovered” that an early and outdated Erez investor presentation in which Erez discusses Whitestone constitutes “collusion” to acquire the Company. In fact, Erez explored a number of potential strategies related to Whitestone before deciding on its current approach, and Erez is not pursuing an acquisition of Whitestone or using the strategy or tactics of the outdated presentation. The presentation Whitestone touts in its press release was superseded by later presentations and no one who received the earlier presentation is an investor with Erez.

Bruce Schanzer, Chairman of Erez, issued the following statement:

Whitestone today has presented an outdated presentation that Erez made before concluding that there was a superior approach to enhancing the value of Whitestone. The fact is that Erez has not pursued the strategy described in the materials Whitestone so disingenuously and breathlessly touts in its press release today.

Moreover, Erez is not capitalized to acquire Whitestone, is not seeking to raise capital to make an offer, nor does it have any interest in or intention of making an offer. Like any thoughtful investor, Erez spoke with stakeholders before making an investment and pursuing its campaign for board representation. Notably, Erez discontinued all contact with Mr. Mastanadrea in October 2023 after a single videoconference with principals and 2-3 subsequent conversations among advisors. There has been no substantive communication with him directly or indirectly in more than six months.

It is very troubling that a group of trustees with no industry experience and a track record of poor corporate governance practices are attempting, with brazen falsehoods, to keep me off this Board. Why is Whitestone so afraid of having an experienced industry executive and investor on the Board? And why would they stoop to such low-road tactics as to mischaracterize an outdated pitch deck, undoubtedly obtained in violation of confidentiality obligations, just to paint one of their engaged shareholders in a bad light?

It is particularly ironic that a REIT that for seven years has hidden the business relationship between its Chairman, Dave Taylor, and its former CEO, Mr. Mastandrea, is now claiming it found a smoking gun because I had one call with Mr. Mastrandrea. Whitestone’s own Chairman, Mr. Taylor, served as the undisclosed attorney for Pillarstone, a company controlled by Mr. Mastrandrea, before joining the Whitestone Board and giving Mr. Mastandrea a substantial raise at Whitestone. Thus, it is especially galling to be so recklessly defamed in today’s release.

Today’s release is a desperate attempt by Whitestone to distract shareholders from the important opportunity before them to upgrade their Board and begin the process of enhancing the value of the Company and addressing the manifold issues it faces.

Of all the shopping center REITS that Whitestone considers its peers, Whitestone has for years traded at the largest discount to net asset value (“NAV”). None of its trustees have any experience with real estate capital markets or REIT operations.

The Company’s Board of Trustees comprises three former service providers to the Company, none of whom insisted on disclosure of their longstanding and deep ties with the Company prior to, or after, their appointments to the Board. And Whitestone’s low valuation and underperformance has been fostered by worst-in-class governance, including an unusual 5% poison pill with a slow hand feature, the refusal to accept the resignation of a trustee who failed to win shareholder support, the seating of a trustee who then committed financial fraud (and went to jail), the setting and missing of “performance” targets for executive compensation in 2023 that were lower than the achieved performance in 2022, and missing lowered guidance in 2023, among other issues.

While I am disappointed at the uncivilized and inappropriate approach Whitestone has taken today, I look forward to hopefully joining the Board along with Cathy in a spirit of good will, with the harsh exchanges of this proxy contest behind us and with the best interests of Whitestone’s shareholders as a paramount value.” Mr. Schanzer concluded.

One thing is clear after today’s unprofessionalism by Whitestone’s trustees: the time for change has come.

To ensure the election of Catherine Clark and Bruce Schanzer, Erez encourages all Whitestone shareholders to vote “FOR” Catherine Clark and Bruce Schanzer and “WITHHOLD” from David Taylor and Nandita Berry using the BLUE proxy card.

If you have any questions or require assistance in voting your BLUE universal proxy card, please contact our proxy solicitor, Innisfree M&A Incorporated at:
Shareholders may call toll-free: (877) 456-3422
Banks and brokers call: (212) 750-5833

About Erez Asset Management, LLC

Erez Asset Management, LLC is an investment management firm focused on undervalued small market cap REITs. Erez was founded in 2022 by Bruce Schanzer, former CEO of Cedar Realty Trust, a shopping center REIT, after the successful monetization of Cedar. Erez seeks to acquire meaningful stakes in REITs in which it believes it can work collaboratively with the management team and the board to help catalyze improved performance and share price appreciation by pursuing operational initiatives and strategic alternatives intended to benefit all stakeholders.

Contacts
Media:
Mark Semer / Iain Hughes
Gasthalter & Co.
(212) 257-4170
erez@gasthalter.com

Investors:
Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
212-750-5833

Disclaimer

This material does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. In addition, the discussions and opinions in this press release and the material contained herein are for general information only, and are not intended to provide investment advice. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "may," "might," "could," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of these terms and other comparable terminology are generally intended to identify forward-looking statements. Any such forward-looking statements contained herein are based on current assumptions, estimates and expectations, but are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that may cause actual results to differ materially from expectations. Any forward-looking statements should be considered in light of those risk factors. The Participants (as defined below) caution readers not to rely on any such forward-looking statements, which speak only as of the date they are made. Certain information included in this press release is based on data obtained from sources considered to be reliable. No representation is made with respect to the accuracy or completeness of such data, and any analyses provided to assist the recipient of this press release in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should also not be viewed as factual and also should not be relied upon as an accurate prediction of future results. Any figures are unaudited estimates and subject to revision without notice. The Participants disclaim any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

Certain Information Concerning the Participants

Erez REIT Opportunities LP, Erez Asset Management LLC, Bruce Schanzer and Catherine Clark (collectively, the "Participants") are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the "Annual Meeting"). On April 5, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the "SEC") their definitive proxy statement and accompanying BLUE Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING BLUE PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying BLUE proxy card has been furnished to some or all of the Company's shareholders and are, along with other relevant documents, publicly available at no charge on the SEC's website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Innisfree M&A Incorporated at the contact information above.